EXECUTION VERSION

CLOSING MEMORANDUM
FOR THE TRANSFER OF SHARES
IN DMC CAYMAN INC.

December 2, 2005

THIS CLOSING MEMORANDUM (the “Closing Memorandum”) sets forth certain actions and agreements by and among Trend Mining Company, a Delaware corporation; Oro Chile LLC, a Colorado limited liability company; and David H. Russell, Susan T. Russell, and David H. Russell III, each an individual, with regard to the transfer of the ordinary and preference shares in DMC Cayman Inc.

1. Definitions. As used in this Closing Memorandum, the following terms have the meanings indicated:

“Additional Costs and Fees” has the meaning set forth in Section 3b.

“AGI” means Andacollo Gold Inc., a Cayman Islands exempted company.

“Chile” means the Republic of Chile.

“Closing” means the actions taken by Trend, Oro Chile, The Russells and Pacrim on the Effective Date, as contemplated in this Closing Memorandum.

“Closing Memorandum” has the meaning set forth in the introductory paragraph, and includes the attached Exhibits.

“CMD” means Compañia Minera Dayton, a Chilean sociedad contractual minera.

“CMD Royalty” means a one percent (1%) Net Smelter Returns Royalty to be granted by CMD to Trend, substantially in the form attached to this Closing Memorandum as Exhibit A.

“DCEM” means Dayton Chile Exploraciones Mineras Limitada, a Chilean sociedad de responsabilidad limitada.

“DCEM Royalty” means a one percent (1%) Net Smelter Returns Royalty to be granted by DCEM to Trend, substantially in the form attached to this Closing Memorandum as Exhibit B.

“Deed of Release” means the deed of release executed by Pacrim in respect of the Original Charge and the Original Promissory Note.

“DMC Cayman” means DMC Cayman Inc., a Cayman Islands exempted company.

“Dollars” or “$” means the official currency of the United States of America.

“Effective Date” means December 2, 2005.

“Expenses” has the meaning set forth in Section 8b.

“Legal Costs” means any and all legal costs, fees and expenses reasonably incurred by Trend and/or Pacrim in respect of the transactions described in this Closing Memorandum.

“Letter Agreement” has the meaning set forth in Section 7.

“LSI” means La Serena Inc., a Cayman Islands exempted company.

“New Charge” means the charge over shares granted by Oro Chile and The Russells to Pacrim in respect of the Shares.

“New Promissory Note” means the promissory note in the principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000), made by Oro Chile and The Russells to the order of Pacrim.

“Non-Prevailing Party” has the meaning set forth in Section 8b.

“Original Charge” means the charge over shares granted by Trend to Pacrim in respect of the Shares.

“Original Promissory Note” means the promissory note in the principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000), made by Trend to the order of Pacrim.

“Oro Chile” means Oro Chile LLC, a Colorado limited liability company.

“Pacrim” means Pacific Rim Mining Corp., a British Columbia corporation.

“Pacrim Loan” has the meaning set forth in the Share Purchase Agreement.

“Pacrim Loan Assignment” means the Assignment of Right to Repayment of Loan in respect of the Pacrim Loan.

“Prevailing Party” shall have the meaning set forth in Section 8b.

“Purchase Price” means a total amount of Three Million One Hundred Thousand Dollars ($3,100,000).

“Representatives” means, in respect of all or any one of Trend, Oro Chile or The Russells, the heirs, relatives, beneficiaries, executors, personal representatives, administrators, legal representatives, agents, attorneys, affiliates, subsidiaries, directors, officers, managers, members, employees, successors and assigns of all or any one of Trend, Oro Chile or The Russells.

“Repurchase Right” has the meaning set forth in Section 7.

“Royalty Payments” means the royalty payments to be made by CMD to Trend pursuant to the CMD Royalty, and by DCEM to Trend pursuant to the DCEM Royalty.

“Share Purchase Agreement” means the Share Purchase Agreement dated September 20, 2005, between Pacrim and Trend.

“Share Purchase Agreement Assignment and Assumption” means the Share Purchase Agreement Assignment and Assumption Agreement in respect of the Share Purchase Agreement.

“Shares” means the ordinary and preference shares in DMC Cayman.

“The Russells” means, jointly and severally, David H. Russell, Susan T. Russell and David H. Russell III, each an individual.

“Trend” means Trend Mining Company, a Delaware corporation.

“Vector” means Vector Colorado, LLC.

2. Actions Taken at Closing. The following actions will be taken at the Closing:

a. Transfer of Shares.

i. Execution and delivery of share transfer by Trend to transfer 648,796 ordinary Shares to David H. Russell III.

ii. Execution and delivery of share transfer by Trend to transfer 2,828,238 preference Shares to David H. Russell III.

iii. Execution and delivery of share transfer by Trend to transfer 5,839,164 ordinary Shares to David H. Russell and Susan T. Russell, as joint tenants.

iv. Execution and delivery of share transfer by Trend to transfer 25,454,140 preference Shares to David H. Russell and Susan T. Russell, as joint tenants.

v. Execution and delivery of share transfer by Trend to transfer 6,487,959 ordinary Shares to Oro Chile.

vi. Execution and delivery of share transfer by Trend to transfer 28,282,379 preference Shares to Oro Chile.

b. Promissory Note. Execution of New Promissory Note by Oro Chile and The Russells, and delivery of New Promissory Note to Pacrim.

c. Charges and Releases.

i. Execution by Pacrim of Deed of Release and delivery of Deed of Release to Trend.

ii. Delivery by Pacrim to Trend of Original Promissory Note.

iii. Execution of New Charge by Oro Chile and The Russells and delivery of New Charge to Pacrim.

d. Assignments.

i. Execution of the Share Purchase Agreement Assignment and Assumption by Oro Chile, The Russells, Pacrim and Trend.

ii. Execution of the Pacrim Loan Assignment by Oro Chile, The Russells, Pacrim and Trend.

e. Corporate Actions in Respect of DMC Cayman.

i. Removal of annotation in share registry of DMC Cayman in respect of the Original Charge.

ii. Notice of Charge in respect of New Charge, delivered by Oro Chile and The Russells to DMC Cayman.

iii. Annotation of New Charge in share registry of DMC Cayman.

iv. Director’s Memorandum in respect of New Charge, delivered by DMC Cayman to Pacrim.

v. Resignations of Thomas Loucks and John Ryan as directors of DMC Cayman.

vi. Minutes of board meeting of DMC Cayman.

vii. Minutes of shareholders meeting of DMC Cayman.

viii. Releases for Thomas Loucks and John Ryan by DMC Cayman.

ix. Revocation of powers of attorney granted by DMC Cayman.

f. Corporate Actions in Respect of AGI.

i. Resignations of Thomas Loucks and John Ryan as directors of AGI.

ii. Minutes of shareholders meeting of AGI.

iii. Releases of Thomas Loucks and John Ryan by AGI.

iv. Revocation of powers of attorney granted by AGI.

g. Corporate Actions in Respect of LSI.

i. Resignations of Thomas Loucks and John Ryan as directors of LSI.

ii. Minutes of shareholders meeting of LSI.

iii. Releases of Thomas Loucks and John Ryan by LSI.

iv. Revocation of powers of attorney granted by LSI.

h. Corporate Actions in Respect of CMD.

i. Resignations of Thomas Loucks, John Ryan, Bobby Cooper, César Lopez and Marc Leduc as directors of CMD.

ii. Minutes of shareholders meeting of CMD.

iii. Releases of Thomas Loucks, John Ryan, Bobby Cooper, César Lopez and Marc Leduc by CMD.

iv. Resignation of Gaston Di Parodi Salas as general manager of CMD.

i. Corporate Actions in Respect of DCEM.

i. Resignations of Thomas Loucks, John Ryan, Bobby Cooper, and César Lopez as directors of DCEM.

ii. Minutes of directors meeting of DCEM.

iii. Releases of Thomas Loucks, John Ryan, Bobby Cooper and César Lopez by DCEM.

iv. Resignation of César Lopez as general manager of DCEM.

v. Transfer of participation held by César Lopez in DCEM to José Francisco Sánchez Drouilly.

3. Payment of Purchase Price and Other Costs, Fees and Expenses.

a. Purchase Price for Shares and the Pacrim Loan.

i. On and as of the Closing, Oro Chile and The Russells shall have paid to Trend the Purchase Price for the Shares and the Pacrim Loan. The Purchase Price shall be allocated between the Shares and the Pacrim Loan as follows:

(1) Two Hundred Dollars ($200) of the Purchase Price shall be allocated to the Shares; and

(2) Three Million Ninety-Nine Thousand Two Hundred Dollars ($3,099,800) shall be allocated to the Pacrim Loan.

ii. Each of Trend, Oro Chile and The Russells agree that the Purchase Price constitutes full and fair consideration for the Shares and the Pacrim Loan. Except for the Additional Costs and Fees and the Legal Costs to be paid or reimbursed by Oro Chile and The Russells, and the Royalty Payments, each of Trend, Oro Chile and The Russells agree that Trend is not entitled to any further consideration or other payment for the Shares and the Pacrim Loan. Trend, Oro Chile and The Russells agree that neither Oro Chile nor The Russells is entitled to any reimbursement, reduction or set off of the Purchase Price, whether through a reduction or set off against the Additional Costs and Fees, the Legal Costs, the Royalty Payments, or otherwise.

b. Additional Costs and Fees. In addition to the Purchase Price, within fifteen (15) days following the Closing, Oro Chile and The Russells will pay the costs and fees incurred by Trend as follows (the “Additional Costs and Fees”):

i. Oro Chile and The Russells will reimburse Trend in the amount of One Hundred Twenty-Two Thousand Nine Hundred Seventy-Five and 93/100 Dollars ($122,975.93) for costs, fees and expenses incurred by Trend in respect of the initial purchase of the Shares and the Pacrim Loan.

ii. Oro Chile and The Russells will pay directly to Vector Seventy-Nine Thousand Four Hundred Eighty-Two and 71/100 Dollars ($79,482.71) for costs, fees and expenses incurred by Trend for services performed by Vector.

c. Legal Costs. Oro Chile and The Russells will pay when due any and all Legal Costs on and after the Closing. Oro Chile and The Russells will reimburse Trend and Pacrim for any such Legal Costs paid by Trend or Pacrim prior to the Closing.

4. Royalty Agreements.

a. Oro Chile and The Russells shall cause CMD to execute and deliver to Trend the CMD Royalty and shall cause CMD to take such actions as are necessary in order for Trend to register the CMD Royalty as a public deed pursuant to the laws of Chile.

b. Oro Chile and The Russells shall cause DCEM to execute and deliver to Trend the DCEM Royalty and shall cause CMD to take such actions as are necessary in order for Trend to register the DCEM Royalty as a public deed pursuant to the laws of Chile.

5. Releases.

a. Except for the payment of Additional Costs and Fees and Legal Costs or as otherwise specifically set forth in the Share Purchase Agreement Assignment and Assumption, Trend, for itself and its Representatives, hereby forever releases and discharges each of Oro Chile and The Russells and their respective Representatives, jointly and severally, from any and all causes of action, actions, judgments, demands, liens, indebtedness, damages, losses, claims, penalties, interest and other liabilities of whatever nature, whether known or unknown, suspected or unsuspected, past, present or future, whether for damages or equitable relief of any sort, including without limitation, economic damages, lost profits, consequential damages, exemplary damages, punitive damages, direct damages or indirect damages, asserted or which could have been asserted by Trend or on its behalf in any action in any forum, including all common law, civil law, civil code, statutory, tort, contractual, or other claims and claims to attorneys’ fees up to and including the Effective Date. Without limiting the generality of the foregoing, and except for the payment of the Additional Costs and Fees and Legal Costs or as otherwise specifically set forth in the Share Purchase Agreement Assignment and Assumption, Trend specifically releases, indemnifies and holds harmless each of Oro Chile and The Russells and their respective Representatives, jointly and severally, from all claims, demands, guarantees and other liabilities of whatsoever kind and character in any manner whatsoever arising from the facts or allegations in respect of the ownership and operation of DMC Cayman, AGI, LSI, CMD and DCEM.

b. Except as specifically set forth in the Share Purchase Agreement Assignment and Assumption, each of Oro Chile and The Russells, for themselves and their respective Representatives, hereby forever releases and discharges Trend and its Representatives, jointly and severally, from any and all causes of action, actions, judgments, demands, liens, indebtedness, damages, losses, claims, penalties, interest and other liabilities of whatever nature, whether known or unknown, suspected or unsuspected, past, present or future, whether for damages or equitable relief of any sort, including without limitation, economic damages, lost profits, consequential damages, exemplary damages, punitive damages, direct damages or indirect damages, asserted or which could have been asserted by each of Oro Chile or The Russells or on their behalf in any action in any forum, including all common law, civil law, civil code, statutory, tort, contractual, or other claims and claims to attorneys’ fees up to and including the Effective Date. Without limiting the generality of the foregoing, and except as specifically set forth in the Share Purchase Agreement Assignment and Asumption, each of Oro Chile and The Russells specifically releases, indemnifies and holds harmless Trend and its Representatives, jointly and severally, from all claims, demands, guarantees and other liabilities of whatsoever kind and character in any manner whatsoever arising from the facts or allegations in respect of the ownership and operation of DMC Cayman, AGI, LSI, CMD and DCEM.

6. Further Assurances. Each of Trend, Oro Chile and The Russells shall cooperate in order to complete the transactions contemplated in this Closing Memorandum. In connection therewith, from time to time after the Closing, upon request and without further consideration, Trend, Oro Chile and The Russells, as appropriate, will execute and deliver such documents and instruments; assist in obtaining the necessary approvals; and take such other action as may be necessary, in order to effect the transactions contemplated in this Closing Memorandum.

7. Letter Agreement. Trend, Oro Chile and The Russells entered into a letter agreement dated October 3, 2005, and fully executed as of October 4, 2005 (the “Letter Agreement”), which Letter Agreement grants to Trend the right to repurchase a thirty percent (30%) interest in DMC Cayman (the “Repurchase Right”). The Letter Agreement and the Repurchase Right are incorporated into this Closing Memorandum by this reference.

8. Governing Law and Jurisdiction.

a. This Closing Memorandum shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to Colorado conflicts of law principles. Each of Trend, Oro Chile and The Russells irrevocably submits to the exclusive jurisdiction of the federal courts of the United States and state courts of Colorado located in Denver, Colorado, with regard to any action, suit, proceeding, claim or counterclaim arising out of or relating to this Closing Memorandum. EACH OF TREND, ORO CHILE AND THE RUSSELLS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CLOSING MEMORANDUM.

b. In any action suit, proceeding, claim or counterclaim brought to enforce this Closing Memorandum or any of its provisions, the party that substantially prevails in any such action, suit proceeding, claim or counterclaim (the “Prevailing Party”) shall recover its costs, fees and expenses, including, but not limited to, the reasonable costs, fees and expenses of attorneys and outside experts (collectively, “Expenses”), from the other party (the “Non-Prevailing Party”), and the court shall be so instructed to determine which party is the Prevailing Party, to grant recovery of the Expenses incurred by the Prevailing Party, and to order the Non-Prevailing Party to pay forthwith the Expenses of the Prevailing Party.

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IN WITNESS WHEREOF, the parties hereto have caused this Closing Memorandum to be executed all as of the Effective Date.

TREND MINING COMPANY	ORO CHILE LLC

By: /s/ Thomas A. Loucks	By: /s/ Peter Babin
Name: Thomas Loucks Title: President	Name: Peter Babin Title: Manager

/s/ David H. Russell	/s/ Susan T. Russell
David H. Russell	Susan T. Russell

/s/ David H. Russell III
David H. Russell III